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                                                                 EXHIBIT (23)(a)

                        LORD ABBETT TAX-FREE INCOME TRUST

                                  AMENDMENT TO
                       DECLARATION AND AGREEMENT OF TRUST

     The undersigned, being at least a majority of the Trustees of Lord Abbett Tax-Free Income Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated May 17, 2002 (the "Declaration"), do hereby (i) establish, pursuant to Section 5.3 of the Declaration, a new series of shares of the Trust to be designated the "Lord Abbett Insured Intermediate Tax-Free Fund" and (ii) establish, pursuant to
Section 5.3 of the Declaration, the following classes of the Lord Abbett Insured Intermediate Tax-Free Fund: Class A, Class B, Class C, and Class P. Any variations as to purchase price, determination of net asset value, the price, terms and manner of redemption and special and relative rights as to dividends on liquidation, and conditions under which such series or class shall have separate voting rights, shall be as set forth in the Declaration or as elsewhere determined by the Board of Trustees of the Trust.

     This instrument shall constitute an amendment to the Declaration.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 22nd day of April, 2003.


/s/Robert S. Dow                                  /s/E. Thayer Bigelow
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Robert S. Dow                                     E. Thayer Bigelow


/s/ William H.T. Bush                             /s/ Robert B. Calhoun, Jr.
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William H.T. Bush                                 Robert B. Calhoun, Jr.


/s/ Franklin W. Hobbs                             /s/C. Alan MacDonald
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Franklin W. Hobbs                                 C. Alan MacDonald


/s/ Thomas J. Neff
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Thomas J. Neff